POWER OF ATTORNEY The undersigned hereby authorizes each of William L. Horton, Jr., Dana C. Kahney, Evgeniya Berezkina, Soo Kyung (Selene) Park, Lori M. Hostetler and Meryl Friedman, acting individually, and with full power of substitution, re-substitution and delegation, as the undersigned’s true and lawful attorney-in-fact (each of such persons, the “Attorney-in-Fact”), with full power and authority as hereinafter described to: 1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system or any successor system, including (i) preparing, executing and submitting to the SEC a Form ID, amendments thereto and other documents, (ii) obtaining and updating necessary codes and passwords, and (iii) enrolling the undersigned in EDGAR Next; 2. Prepare, execute, submit and file, on behalf of the undersigned, any and all reports regarding holdings of, or transactions in, the equity securities of Verizon Communications Inc. pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; 3. Act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, users, and delegated entities; (ii) maintaining the security of undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the point of contact regarding the undersigned’s EDGAR account; and (v) taking any other actions contemplated by Rule 10 of Regulation S-T; and 4. Perform any and all other acts which, in the discretion of such Attorney-in-Fact, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing. The undersigned ratifies and confirms every act and thing whatsoever that the Attorneys-in-Fact have previously done or caused to be done that is consistent with the intent of this Power of Attorney. This Power of Attorney will remain in full force and effect until terminated by the undersigned in writing. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 26th day of March, 2026. /s/ Mary-Lee Stillwell ____________________________ Mary-Lee Stillwell